UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0072173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K is filed by WebSideStory, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 19, 2005, the Company’s Chief Financial Officer, Thomas D. Willardson, gave notice of his intention to resign effective January 13, 2006. Mr. Willardson has indicated that he will join Cost Plus, Inc. as its Executive Vice President and Chief Financial Officer following his departure from the Company. Mr. Willardson currently serves on the board of directors and is chairman of the audit committee of Cost Plus, Inc. The Company has already commenced a search for a new chief financial officer. Upon Mr. Willardson’s departure from the Company, Mr. Willardson’s responsibilities will be assumed by Jeffrey W. Lunsford, the Company’s President, Chief Executive Officer and Chairman, until a new chief financial officer is hired by the Company.
     For information about Mr. Lunsford’s biography and the terms of Mr. Lunsford’s employment agreement with the Company, please see the Definitive Proxy Statement with respect to the Company’s 2005 Annual Meeting of Stockholders filed by the Company with the Securities and Exchange Commission on April 14, 2005 under the headings “Proposal 1 Election of Directors — Who are the members of the board of directors with terms that expire at the 2007 annual meeting of stockholders?” and “Management — Do the named executive officers have employment contracts or change of control agreements?” No change has been made to Mr. Lunsford’s employment agreement or compensation in connection with the assumption by Mr. Lunsford of the chief financial officer responsibilities.
     On December 19, 2005, the Company issued a press release relating to Mr. Willardson’s resignation. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press Release issued by WebSideStory, Inc. on December 19, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: December 22, 2005	By:	/s/ Jeffrey W. Lunsford
Jeffrey W. Lunsford
President, Chief Executive Officer and Chairman

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press Release issued by WebSideStory, Inc. on December 19, 2005

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